UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 14, 2009
PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, Elkhart, Indiana	46516
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2009, Patrick Industries, Inc., an Indiana corporation (the “Company”), entered into a Third Amendment and Waiver (the “Third Amendment”) to the Company’s Credit Agreement, dated May 18, 2007, among the Company, the lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

At March 1, 2009 (February month end), the Company was in violation of its Consolidated EBITDA financial covenant under the terms of the Credit Agreement. The Third Amendment amended and/or added certain definitions, terms and reporting requirements and included the following provisions:

(a)

The lenders waived any actual or potential Event of Default (as defined in the Credit Agreement) resulting from the Company’s failure to comply with the one-month and two-month Consolidated EBITDA covenants for the fiscal months ended March 1, 2009 and March 29, 2009.

(b)

The financial covenants were modified to establish new one-month and two-month minimum Consolidated EBITDA requirements that will be effective beginning with the fiscal month ended June 28, 2009 and July 26, 2009, respectively. Until that date, there is no applicable minimum Consolidated EBITDA requirement.

(c)	The definition of Consolidated EBITDA was amended to exclude the effects of losses and gains due to discontinued operations and restructuring charges, subject to approval of the administrative agent.
(d)	The revolving commitments were reduced by $5.0 million to a maximum of $30.0 million.
(e)	The monthly borrowing limits under the revolving commitments were reset in conjunction with projected monthly cash flows.
(f)	The Company will provide an appraisal by a lender approved firm of each parcel of real estate owned by the Company and its subsidiaries within 60 days of the effectiveness of the Third Amendment.
(g)	The receipt of net cash proceeds related to any asset disposition, other than proceeds attributable to inventory and receivables, will be used to pay down principal on the term loan.

Effective with the Third Amendment, the Company’s credit facility consists of a term loan and a revolving line of credit. Borrowings under the revolving commitments are subject to a borrowing base, up to a borrowing limit. The maximum borrowing limit amount was reduced from $33.0 million to $29.0 million. The principal amount outstanding under the term loan at March 29, 2009 remained unchanged under the amended terms. The interest rates for borrowings under the revolving line of credit and the term loan, and the expiration date of the Credit Agreement also remained unchanged. The Company’s ability to access these borrowings is subject to compliance with the terms and conditions of the credit facility including the financial covenants.

In connection with the Third Amendment, on April 14, 2009, the Company entered into a Waiver under the Second Amended and Restated Registration Rights Agreement (the “Waiver”) to extend to May 31, 2009 the Company’s obligation to file a Registration Statement on Form

S-3 under the Securities Act of 1933, as amended, to register for resale the common stock of the Company that may be issued upon exercise of the warrants previously issued to the lenders party to the Credit Agreement.

The foregoing description of the Third Amendment and the Waiver is qualified in its entirety by the actual agreements, which are attached to this Form 8-K as Exhibits 10.1 and 10.2.

On April 15, 2009, the Company issued a press release announcing the completion of the amendment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 10.1 – Third Amendment and Waiver, as of April 14, 2009.

Exhibit 10.2 –Waiver under Second Amended and Restated Registration Rights Agreement, as of April 14, 2009.

Exhibit 99.1 – Press Release, as of April 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: April 15, 2009	By:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer